UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

On March 25, 2019, Weatherford International plc (“Weatherford”) issued a press release announcing the completion of the sale of two land drilling rigs that were relocated in Algeria and delivery of two idle land drilling rigs outside of Iraq. These transactions are the last in a series of transactions relating to the previously disclosed sale of Weatherford’s land drilling rig operations in Algeria, Kuwait and Saudi Arabia as well as two idle land rigs from Iraq, for an aggregate cash purchase price of $287.5 million (the “Transaction”). Weatherford has determined that none of the closings with respect to the land drilling rig operations in Algeria and the two idle land rigs from Iraq constituted a significant disposition for purposes of Item 2.01 of Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated by reference herein.

The Transaction was effected pursuant to purchase agreements, dated July 11, 2018, between a subsidiary of Weatherford and ADES International Holding PLC (collectively, the “Purchase Agreements”). The Purchase Agreements were filed as Exhibits 10.6 and 10.7 of Weatherford’s Form 10-Q filed on November 2, 2018, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated March 25, 2019, announcing completed sale of land drilling rigs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date:	March 25, 2019
/s/ Christina M. Ibrahim
Christina M. Ibrahim
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary